FOR RELEASE ON: July 28, 2021

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalbeloit.com

Regal Beloit Corporation Announces Record Second Quarter 2021 Financial Results

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC)

Second Quarter Highlights

•Sales Growth Accelerates, Up 40% Versus PY and Up 37% on an Organic Basis
•Record Adjusted Operating Margin* of 14.0% Up 460 bps versus PY (GAAP Operating Margin 12.3%)
•Achieving "300-in-3"1 Margin Expansion Target Well Ahead of Schedule
•Record Adjusted Diluted EPS* of $2.28 Up 140% versus PY (GAAP Diluted EPS of $1.94)
•Daily Orders Up 57% in 2Q and Tracking up Mid-20's in July versus PY
•Net Debt to Adjusted EBITDA of 0.7x, with Free Cash Flow of $73.5M for Conversion of 90.3%
•Expect 2021 Adjusted Diluted EPS* Range of $8.70 to $9.00 (GAAP Diluted EPS Range of $7.29 to $7.59)

Update on Rexnord PMC Merger

•Closing is On Track for the Second Half of 2021
•All Required Regulatory Approvals Received
•Special Meeting of Shareholders Scheduled for September 1, 2021
•Raising Expected 2022 Pro Forma Adjusted EBITDA to Greater Than $1.0 Billion and Reiterating Adjusted EBITDA Margin of ~ 21%

CEO Louis Pinkham commented, “Regal’s performance in Q2 was very strong – setting a record for operating margin two quarters in a row and exceeding our expectations – with organic sales growth YOY approaching 40% and up low-single digits compared to 2019. This drove adjusted operating margin expansion of nearly 500 basis points versus prior year to a record 14.0%, resulting in adjusted earnings per share growth of 140% YOY and up 53% to 2019."

“The guidance we’re providing for 2021 reflects strong top line growth due to market strength as well as share gains, along with continued margin improvement from our multi-year transformation activities. Our targeted mid-point for adjusted 2021 EPS of $8.85 represents 53% growth versus 2020 and 61% versus 2019. In addition, the combination of our 2Q results plus our performance expectations for the second half of this year equate to delivering on our "300-in-3" margin expansion plan well ahead of our three year target. Clearly, the structural changes we’ve implemented over the last couple years have dramatically transformed Regal.”

“As I look ahead, I am highly enthusiastic about our upcoming merger with Rexnord PMC, which is on track to close in the second half of 2021, having now received all required regulatory approvals. At this time, we are awaiting the private letter ruling from the IRS and our shareholder vote scheduled for September 1st. With three months of additional integration planning under our belt, I am even more confident that the combination will deliver tremendous value to all of our stakeholders, driven by best-in-class cost synergies and substantial cross-marketing opportunities. We will leverage Regal’s and Rexnord's unparalleled capabilities across the Industrial Powertrain, and continue to deliver the most energy-efficient solutions for our customers.”

1 Regal's 300-in-3 margin expansion goal, set at the Company's March 2020 Investor Day, called for 300 bps of adjusted operating margin expansion in three years compared to the 2019 annual result of 10.7%.
*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

Mr. Pinkham went on to comment, “Based on strengthening performance at Regal and at Rexnord PMC, and factoring our previously disclosed merger synergy expectations, we now expect the pro forma business to generate more than $1 Billion of adjusted EBITDA in 2022, ahead of our initial expectations."

2021 Guidance

The Company is providing guidance for 2021, including sales growth rates in the high-teens, GAAP diluted EPS in a range of $7.29 to $7.59, and adjusted diluted EPS in a range of $8.70 to $9.00. The mid-point of the adjusted diluted EPS range implies 53% growth versus the prior year.

The Company's adjusted EPS guidance does not give effect to the transaction with respect to Rexnord's Process & Motion Control (PMC) business or any costs or expenses related to the transaction.

A reconciliation of the Company's GAAP EPS guidance to its adjusted EPS guidance is included in a table later in this release.

Segment Performance
Second quarter 2021 segment results versus the prior year:

•Power Transmission Solutions net sales were $215.1 million, an increase of 34.9%, or 33.1% on an organic basis. Drivers included strength in alternative energy, the North America general industrial market, the conveying business, C-HVAC and improving demand in Europe. Adjusted operating margin* was 19.4% of adjusted net sales, another record.

•Climate Solutions net sales were $257.3 million, an increase of 44.4%, or 43.4% on an organic basis. Drivers included strong demand in North America residential HVAC markets, in EMEA and in North America general industrial markets. Notably, orders in the North America residential HVAC business were up 63% in the second quarter on a daily basis, driven by healthy underlying end market demand, weather and some re-stocking activity. Adjusted operating margin* was 18.4% of adjusted net sales.

•Commercial Systems net sales were $269.3 million, an increase of 53.1%, or 49.6% on an organic basis. Drivers included strong growth in North America general industrial markets, solid gains in the pool pump market, strong performance in China and share gains in commercial HVAC (C-HVAC). Adjusted operating margin* was 11.6% of adjusted net sales.

•Industrial Systems net sales were $145.2 million, an increase of 20.4%, or 15.2% on an organic basis. Drivers included strength in the data center market and some recovery in the North America industrial motors market. Adjusted operating margin* was 2.3% of adjusted net sales.

Conference Call

Regal will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Thursday, July 29, 2021. To listen to the live audio and view the presentation during the call, please visit Regal’s Investors website: https://investors.regalbeloit.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 1844651# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 10158257#. Both will be accessible for three months after the earnings call.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

About the Company

Regal Beloit Corporation (NYSE: RBC) is a global leader in the engineering and manufacturing of electric motors and controls, power generation and power transmission products serving customers throughout the world. Our purpose is to create a better tomorrow by energy-efficiently converting power into motion.

The Company is comprised of four operating segments: Commercial Systems, Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalBeloit.com.

CAUTIONARY STATEMENT

Certain statements made in this release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about the Company’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the Company’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements may also include statements relating to the proposed acquisition of Rexnord Corporation's (“Rexnord”) Process & Motion Control business (the “PMC Business”) (the “Rexnord Transaction”), the benefits and synergies of the Rexnord Transaction, future opportunities for the Company, the PMC Business and the combined company, and any other statements regarding the Rexnord Transaction or the combined company. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project,” “forecast,” and similar expressions. These forward-looking statements are based upon information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the performance, prospects, or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements the Company makes in this report include:

Operations and Strategy
•the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate;
•uncertainties regarding the ability to execute restructuring plans within expected costs and timing;
•our ability to develop new products based on technological innovation, such as the Internet of Things ("IoT"), and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in certain geographic locations in which we do business;
•fluctuations in commodity prices and raw material costs;
•our dependence on significant customers;
•effects on earnings of any significant impairment of goodwill or intangible assets;
•prolonged declines or disruption in one or more markets we serve, such as heating, ventilation, air conditioning ("HVAC"), refrigeration, power generation, oil and gas, unit material handling or water heating;
•product liability and other litigation, or claims by end users, government agencies or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims;
•our overall debt levels and our ability to repay principal and interest on our outstanding debt, including debt assumed or incurred in connection with the Rexnord Transaction;
•our dependence on key suppliers and the potential effects of supply disruptions;
•seasonal impact on sales of our products into HVAC systems and other residential applications;

Global Footprint
•actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor and controls, power generation and power transmission industries;
•risks associated with global manufacturing, including risks associated with public health crises;
•economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that we cannot control;
Legal and Regulatory Environment
•unanticipated costs or expenses we may incur related to litigation, including product warranty issues;
•infringement of our intellectual property by third parties, challenges to our intellectual property and claims of infringement by us of third party technologies;
•losses from failures, breaches, attacks or disclosures involving our information technology infrastructure and data;
Mergers, Acquisitions and Divestitures
•the possibility that the conditions to the consummation of the Rexnord Transaction will not be satisfied, including shareholder approvals, that there will be delays in satisfying or adverse conditions related to the satisfaction of such conditions, or that the Rexnord Transaction will fail to be consummated or be delayed in being consummated for other reasons; the possibility that the IRS ruling sought in connection with the Rexnord Transaction will not be received on the terms requested, or at all, all, or that there will be delays in obtaining or adverse conditions related to the receipt of the IRS ruling;
•changes in the extent and characteristics of the common shareholders of Rexnord and the Company and its effect pursuant to the merger agreement for the Rexnord Transaction on the number of shares of Company common stock issuable pursuant to the transaction, magnitude of the dividend payable to Company shareholders pursuant to the transaction and the extent of indebtedness to be incurred by the Company in connection with the transaction;
•the ability to obtain the anticipated tax treatment of the Rexnord Transaction and related transactions;
•failure to successfully integrate the PMC Business and any other future acquisitions into our business or achieve financial results, operating results, expected synergies and operating efficiencies, due to factors including the future financial and operating performance of the acquired business, loss of key executives and employees, or operating costs, customer loss and business disruption being greater than expected;
•costs and indemnification obligations related to transactions, including the Rexnord Transaction;
•risks associated with any litigation related to the Rexnord Transaction or other transactions;
•unanticipated liabilities of acquired businesses, including the PMC Business;
•operating restrictions related to the Rexnord Transaction;
•unanticipated adverse effects or liabilities from business exits or divestitures;
General
•changes in the method of determining London Interbank Offered Rate ("LIBOR"), or the replacement of LIBOR with an alternative reference rate;
•cyclical downturns affecting the global market for capital goods;
•and other risks and uncertainties including, but not limited, to those described in "Part I - Item 1A - Risk Factors" in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 2, 2021 and from time to time in other filed reports.

Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release, and the Company undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances. Additional information regarding these and other risks and uncertainties is included in "Part I - Item 1A - Risk Factors" in our Annual Report on Form 10-K filed with the SEC on March 2, 2021 and from time to time in other filed reports, including the Company's Quarterly Reports on Form 10-Q.

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted operating leverage, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations, adjusted operating income, adjusted operating margin, and adjusted operating leverage to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted net sales, adjusted net income attributable to Regal Beloit Corporation, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Beloit Corporation, adjusted income before taxes, adjusted provision for income taxes, adjusted effective tax rate, net sales from ongoing business, adjusted income from operations of ongoing business, ongoing business adjusted operating margin and adjusted diluted earnings per share for ongoing business are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition (“net sales from business acquired") and excluding any sales from business divested/to be exited (“net sales from business divested/to be exited“) recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. For further clarification, we may use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADDITIONAL INFORMATION
This communication does not constitute an offer to buy, or a solicitation of an offer to sell, any securities of the Company, Rexnord or Land Newco, Inc. (“Land”). In connection with the Rexnord Transaction, the Company and Land filed registration statements with the SEC registering shares of Company common stock and Land common stock in connection with the Rexnord Transaction, which have become effective. The Company’s Registration Statement on Form S-4 (No. 333-255982) includes a joint proxy statement/prospectus-information statement relating to the Rexnord Transaction, which has been mailed to Company shareholders and Rexnord shareholders. Company shareholders and Rexnord shareholders are urged to read the joint proxy statement/prospectus-information statement and any other relevant documents when they become available, because they contain and will contain important information about the Company, Rexnord, Land and the Rexnord Transaction. The joint proxy statement/prospectus-information statement and other documents relating to the Rexnord Transaction can also be obtained free of charge from the SEC’s website at www.sec.gov. The joint proxy statement/prospectus-information statement and other documents can also be obtained free of charge from Rexnord upon written request to Rexnord Corporation, Investor Relations, 511 Freshwater Way, Milwaukee, WI 53204, or by calling (414) 643-3739 or upon written request to Regal Beloit Corporation, Investor Relations, 200 State Street, Beloit, WI 53511 or by calling (608) 364-8800.

PARTICIPANTS IN THE SOLICITATION
This communication is not a solicitation of a proxy from any security holder of the Company. However, Rexnord, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Rexnord and the Company in connection with the Rexnord Transaction under the rules of the SEC. Information about the directors and executive officers of Rexnord may be found in its Annual Report on Form 10-K filed with the SEC on February 16, 2021 and its definitive proxy statement relating to its 2021 Annual Meeting filed with the SEC on March 16, 2021. Information about the directors and executive officers of the Company may be found in its Annual Report on Form 10-K filed with the SEC on March 2, 2021, and its definitive proxy statement relating to its 2021 Annual Meeting filed with the SEC on March 18, 2021.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
Net Sales	$886.9	$634.1	$1,701.0	$1,368.3
Cost of Sales	635.4	463.8	1,204.1	994.7
Gross Profit	251.5	170.3	496.9	373.6
Operating Expenses	140.2	121.6	288.5	253.4
Asset Impairments	2.3	2.8	2.3	4.3
Total Operating Expenses	142.5	124.4	290.8	257.7
Income from Operations	109.0	45.9	206.1	115.9
Other Income, Net	(1.2)	(1.1)	(2.4)	(2.2)
Interest Expense	11.5	10.6	24.1	22.2
Interest Income	1.7	1.4	3.2	2.5
Income before Taxes	100.4	37.8	187.6	98.4
Provision for Income Taxes	19.2	8.5	39.4	22.4
Net Income	81.2	29.3	148.2	76.0
Less: Net Income Attributable to Noncontrolling Interests	1.6	1.2	3.0	2.1
Net Income Attributable to Regal Beloit Corporation	$79.6	$28.1	$145.2	$73.9
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.96	$0.69	$3.57	$1.82
Assuming Dilution	$1.94	$0.69	$3.54	$1.81
Cash Dividends Declared Per Share	$0.33	$0.30	$0.63	$0.60
Weighted Average Number of Shares Outstanding:
Basic	40.7	40.5	40.6	40.6
Assuming Dilution	41.0	40.7	41.0	40.7

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jul 3, 2021	Jan 2, 2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$618.5	$611.3
Trade Receivables, less Allowances of $18.4 million in 2021 and $18.3 million in 2020	558.0	432.0
Inventories	759.2	690.3
Prepaid Expenses and Other Current Assets	148.5	117.7
Total Current Assets	2,084.2	1,851.3

Net Property, Plant, Equipment and Noncurrent Assets	2,689.5	2,737.7
Total Assets	$4,773.7	$4,589.0

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$461.4	$360.1
Other Accrued Expenses	246.5	230.9
Current Maturities of Debt	230.9	231.0
Total Current Liabilities	938.8	822.0

Long-Term Debt	789.0	840.4
Other Noncurrent Liabilities	349.4	349.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,665.0	2,544.4
Noncontrolling Interests	31.5	32.6
Total Equity	2,696.5	2,577.0
Total Liabilities and Equity	$4,773.7	$4,589.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$81.2	$29.3	$148.2	$76.0
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	30.5	33.3	62.3	65.9
Loss (Gain) on Disposal of Assets	(0.1)	0.7	0.5	1.4
Loss on Businesses Divested and Assets to be Exited	2.3	2.8	2.3	4.2
Share-Based Compensation Expense	4.5	2.8	7.8	5.5
Change in Operating Assets and Liabilities	(31.3)	18.0	(84.5)	36.6
Net Cash Provided by Operating Activities	87.1	86.9	136.6	189.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(13.6)	(9.5)	(24.3)	(20.4)
Proceeds Received from Sales of Property, Plant and Equipment	0.9	2.6	1.8	5.3
Business Acquisitions, Net of Cash Acquired	(1.9)	—	(3.8)	—
Proceeds Received from Disposal of Businesses	—	—	—	0.3
Net Cash Used in Investing Activities	(14.6)	(6.9)	(26.3)	(14.8)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings Under Revolving Credit Facility	—	(239.5)	—	(12.4)
Net Proceeds of Short-Term Borrowings	0.2	—	—	—
Proceeds from Long-Term Debt	—	0.1	—	0.1
Repayments of Long-Term Debt	(0.1)	(0.1)	(50.2)	(0.2)
Dividends Paid to Shareholders	(12.2)	(12.1)	(24.4)	(24.3)
Proceeds from the Exercise of Stock Options	—	0.2	0.1	0.2
Repurchase of Common Stock	—	—	—	(25.0)
Distributions to Noncontrolling Interest	(4.5)	(2.7)	(4.5)	(2.7)
Shares Surrendered for Taxes	(4.2)	(1.4)	(6.1)	(2.5)
Financing Fees Paid	(4.6)	—	(17.0)	—
Net Cash Used in Financing Activities	(25.4)	(255.5)	(102.1)	(66.8)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	5.0	3.2	(1.0)	(7.2)
Net (Decrease) Increase in Cash and Cash Equivalents	52.1	(172.3)	7.2	100.8
Cash and Cash Equivalents at Beginning of Period	566.4	604.5	611.3	331.4
Cash and Cash Equivalents at End of Period	$618.5	$432.2	$618.5	$432.2

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
Net Sales	$269.3	$175.9	$145.2	$120.6	$257.3	$178.2	$215.1	$159.4	$886.9	$634.1
Adjusted Net Sales*	$269.3	$175.9	$145.2	$120.6	$257.3	$178.2	$215.1	$159.4	$886.9	$634.1

GAAP Operating Margin	9.4%	3.5%	2.1%	2.7%	18.1%	11.2%	15.8%	10.4%	12.3%	7.2%
Adjusted Operating Margin*	11.6%	6.0%	2.3%	4.3%	18.4%	12.4%	19.4%	13.6%	14.0%	9.4%

Components of Net Sales:
Organic Sales Growth*	49.6%	(23.6)%	15.2%	(19.8)%	43.4%	(31.4)%	33.1%	(21.1)%	37.2%	(24.7)%
Businesses Divested/to be Exited	—%	(3.8)%	—%	—%	—%	(1.4)%	—%	(0.1)%	—%	(1.5)%
Foreign Currency Impact	3.5%	(1.2)%	5.2%	(2.6)%	1.0%	(0.7)%	1.8%	(0.7)%	2.7%	(1.2)%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Six Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
Net Sales	$506.3	$375.3	$281.6	$250.2	$496.4	$388.3	$416.7	$354.5	$1,701.0	$1,368.3
Adjusted Net Sales*	$506.3	$375.3	$281.6	$250.2	$496.4	$388.3	$416.7	$354.5	$1,701.0	$1,368.3

GAAP Operating Margin	10.4%	4.9%	2.4%	1.2%	18.1%	12.7%	13.6%	12.7%	12.1%	8.5%
Adjusted Operating Margin*	11.7%	6.8%	2.7%	2.6%	18.3%	13.9%	19.1%	14.8%	13.9%	10.1%

Components of Net Sales:
Organic Sales Growth	31.7%	(18.1)%	8.1%	(12.6)%	27.5%	(23.3)%	15.9%	(12.6)%	22.1%	(17.4)%
Businesses Divested/to be Exited	—%	(4.2)%	—%	—%	—%	(3.1)%	—%	(1.2)%	—%	(2.4)%
Foreign Currency Impact	3.2%	(0.9)%	4.4%	(2.2)%	0.3%	(0.5)%	1.6%	(0.6)%	2.2%	(1.0)%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Six Months Ended
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
GAAP Diluted Earnings Per Share	$1.94	$0.69	$3.54	$1.81
Restructuring and Related Costs	0.11	0.21	0.14	0.31
Loss on Businesses Divested and Assets to be Exited	0.04	0.05	0.04	0.08
Net Loss from Businesses Divested/to be Exited	—	—	—	0.01
Executive Transition Costs	—	—	—	0.05
Transaction Costs	0.19	—	0.55	—
Gain on Sale of Assets	—	—	(0.01)	—
Adjusted Diluted Earnings Per Share	$2.28	$0.95	$4.26	$2.26

2021 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2021 Diluted EPS Annual Guidance	$7.29	$7.59
Restructuring and Related Costs	0.30	0.30
Loss on Businesses Divested and Assets to be Exited	0.04	0.04
Transaction Costs	1.14	1.14
Gain on Sales of Assets	(0.07)	(0.07)
2021 Adjusted Diluted EPS Annual Guidance	$8.70	$9.00

ADJUSTED INCOME FROM OPERATIONS

	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
GAAP Income from Operations	$25.4	$6.2	$3.1	$3.2	$46.5	$20.0	$34.0	$16.5	$109.0	$45.9
Restructuring and Related Costs	4.1	2.3	0.3	2.0	0.3	1.3	0.9	5.3	5.6	10.9
Transaction Costs	—	—	—	—	—	—	7.1	—	7.1	—
Loss on Businesses Divested and Assets to be Exited	1.8	2.0	—	—	0.5	0.8	—	—	2.3	2.8
Gain on Sale of Assets	—	—	—	—	—	—	(0.2)	(0.1)	(0.2)	(0.1)
Adjusted Income from Operations	$31.3	$10.5	$3.4	$5.2	$47.3	$22.1	$41.8	$21.7	$123.8	$59.5

GAAP Operating Margin %	9.4%	3.5%	2.1%	2.7%	18.1%	11.2%	15.8%	10.4%	12.3%	7.2%
Adjusted Operating Margin %	11.6%	6.0%	2.3%	4.3%	18.4%	12.4%	19.4%	13.6%	14.0%	9.4%

ADJUSTED INCOME FROM OPERATIONS

	Six Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
GAAP Income from Operations	$52.9	$18.3	$6.8	$3.1	$89.8	$49.5	$56.6	$45.0	$206.1	$115.9
Restructuring and Related Costs	4.3	4.1	0.8	2.9	0.6	2.4	1.6	7.1	7.3	16.5
Transaction Costs	—	—	—	—	—	—	21.8	—	21.8	—
Loss on Businesses Divested and Assets to be Exited	1.8	2.7	—	0.2	0.5	1.3	—	—	2.3	4.2
Gain on Sale of Assets	—	—	(0.1)	—	—	—	(0.5)	(0.1)	(0.6)	(0.1)
Operating Loss from Businesses Divested/to be Exited	—	—	—	—	—	0.4	—	—	—	0.4
Executive Transition Costs	—	0.5	—	0.4	—	0.5	—	0.4	—	1.8
Adjusted Income from Operations	$59.0	$25.6	$7.5	$6.6	$90.9	$54.1	$79.5	$52.4	$236.9	$138.7

GAAP Operating Margin %	10.4%	4.9%	2.4%	1.2%	18.1%	12.7%	13.6%	12.7%	12.1%	8.5%
Adjusted Operating Margin %	11.7%	6.8%	2.7%	2.6%	18.3%	13.9%	19.1%	14.8%	13.9%	10.1%

DEBT TO EBITDA	Last Twelve Months
	Jul 3, 2021	Jan 2, 2021
Net Income	$266.0	$193.8
Interest Expense	41.7	39.8
Interest Income	(6.6)	(5.9)
Taxes	73.8	56.8
Depreciation and Amortization	127.8	131.4
EBITDA	$502.7	$415.9
Restructuring and Related Costs	27.6	36.8
Transactions Costs	22.5	0.7
Impairment and Exit Related Costs	3.3	5.3
Executive Transition Costs	—	1.8
Goodwill Impairment	10.5	10.5
Operating Loss from Businesses Divested/to be Exited	—	0.4
Loss on Sale of Assets	0.1	0.6
Gain on Divestiture of Businesses	—	(0.1)
Adjusted EBITDA	$566.7	$471.9

Current Maturities of Long-Term Debt	$230.9	$231.0
Long-Term Debt	789.0	840.4
Total Gross Debt	$1,019.9	$1,071.4
Cash	(618.5)	(611.3)
Net Debt	$401.4	$460.1

Gross Debt/EBITDA	2.0	2.6
Gross Debt/Adjusted EBITDA	1.8	2.3

Net Debt/EBITDA	0.8	1.1
Net Debt/Adjusted EBITDA	0.7	1.0

FREE CASH FLOW	Three Months Ended		Six Months Ended
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
Net Cash Provided by Operating Activities	$87.1	$86.9	$136.6	$189.6
Additions to Property Plant and Equipment	(13.6)	(9.5)	(24.3)	(20.4)
Free Cash Flow	$73.5	$77.4	$112.3	$169.2

GAAP Net Income Attributable to Regal Beloit Corporation	$79.6	$28.1	$145.2	$73.9
Loss on Businesses Divested and Impairments	2.3	2.8	2.3	4.2
Tax Effect from Loss on Businesses Divested and Impairments	(0.5)	(0.6)	(0.5)	(0.9)
Adjusted Net Income Attributable to Regal Beloit Corporation[1]	$81.4	$30.3	$147.0	$77.2

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Beloit Corporation	90.3%	255.4%	76.4%	219.2%

 [1] The Net Income Attributable to Regal Beloit Corporation is adjusted for the gains and losses on divested businesses and goodwill and asset impairments related to the businesses to be exited and used in the Free Cash Flow Calculation.

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Six Months Ended
	Jul 3, 2021	Jun 27, 2020	Jul 3, 2021	Jun 27, 2020
Income before Taxes	$100.4	$37.8	$187.6	$98.4
Provision for Income Taxes	19.2	8.5	39.4	22.4
Effective Tax Rate	19.1%	22.5%	21.0%	22.8%

Income before Taxes	$100.4	$37.8	$187.6	$98.4
Loss on Businesses Divested and Assets to be Exited	2.3	2.8	2.3	4.2
Adjusted Income before Taxes	$102.7	$40.6	$189.9	$102.6

Provision for Income Taxes	$19.2	$8.5	$39.4	$22.4
Tax Effect from Loss on Businesses Divested and Assets to be Exited	0.5	0.6	0.5	0.9
Non-deductible Portion of Executive Transition Costs	—	—	—	(0.5)
Adjusted Provision for Income Taxes	$19.7	$9.1	$39.9	$22.8

Adjusted Effective Tax Rate	19.2%	22.4%	21.0%	22.2%

ORGANIC SALES GROWTH	Three Months Ended
	July 3, 2021
	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Three Months Ended Jul 3, 2021	$269.3	$145.2	$257.3	$215.1	$886.9
Impact from Foreign Currency Exchange Rates	(6.1)	(6.3)	(1.7)	(2.9)	(17.0)
Organic Sales Three Months Ended Jul 3, 2021	$263.2	$138.9	$255.6	$212.2	$869.9

Net Sales Three Months Ended Jun 27, 2020	$175.9	$120.6	$178.2	$159.4	$634.1
Adjusted Net Sales Three Months Ended Jun 27, 2020	$175.9	$120.6	$178.2	$159.4	$634.1

Three Months Ended Jul 3, 2021 Organic Sales Growth %	49.6%	15.2%	43.4%	33.1%	37.2%
Three Months Ended Jul 3, 2021 Net Sales Growth %	53.1%	20.4%	44.4%	34.9%	39.9%

ORGANIC SALES GROWTH	Six Months Ended
	July 3, 2021
	Commercial Systems	Industrial Systems	Climate Solutions	Power Transmission Solutions	Total Regal
Net Sales Six Months Ended Jul 3, 2021	$506.3	$281.6	$496.4	$416.7	$1,701.0
Impact from Foreign Currency Exchange Rates	(11.9)	(11.1)	(1.3)	(5.8)	(30.1)
Organic Sales Six Months Ended Jul 3, 2021	$494.4	$270.5	$495.1	$410.9	$1,670.9

Net Sales Six Months Ended Jun 27, 2020	$375.3	$250.2	$388.3	$354.5	$1,368.3
Adjusted Net Sales Six Months Ended Jun 27, 2020	$375.3	$250.2	$388.3	$354.5	$1,368.3

Six Months Ended Jul 3, 2021 Organic Sales Growth %	31.7%	8.1%	27.5%	15.9%	22.1%
Six Months Ended Jul 3, 2021 Net Sales Growth %	34.9%	12.5%	27.8%	17.5%	24.3%